UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

POZEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31719	62-1657552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400
Chapel Hill, North Carolina	27517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 913-1030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

POZEN Inc., a Delaware corporation (“Pozen”), held a Special Meeting of Stockholders at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, NY 10020, on Tuesday, February 2, 2016 (the “Special Meeting”).  At the Special Meeting, the following matters were submitted to a vote of stockholders:

1.              A proposal to adopt the Agreement and Plan of Merger and Arrangement as entered into on June 8, 2015 and as amended on August 19, 2015 and December 7, 2015 among Pozen, Tribute Pharmaceuticals Canada Inc. (“Tribute”), Aralez Pharmaceuticals Inc. (“Parent”), Aralez Pharmaceuticals Holdings Limited, ARLZ US Acquisition II Corp., and ARLZ CA Acquisition Corp., (the “Merger Agreement”), and to approve the transactions contemplated thereby (the “Transactions”).

2.              A proposal to approve the issuance by Parent, of common shares of Parent, no par value per share (the “Parent Shares”) to be exchanged, following the effective time of the arrangement contemplated by the Merger Agreement, for common shares of Tribute, no par value per share (“Tribute Shares”), at a price per share, subject to certain adjustments, equal to (a) the lesser of (i) $7.20, and (ii) a 5% discount off the five day volume weighted average price as reported on Bloomberg Financial Markets per share of Pozen common stock, $0.001 par value per share (the “Pozen Common Stock”), calculated over the five trading days immediately preceding the date of closing of the merger, not to be less than $6.25 (the “Equity Price”), multiplied by (b) 0.1455 (the “Equity Financing”).  The Equity Price, after giving effect to the merger and arrangement, may be a price that is less than the greater of book or market value, which, together with the issuance of certain convertible notes in the Debt Financing, as defined below, equals 20% or more of the Parent Shares or 20% or more of the voting power outstanding before such issuance by Parent.

3.              A proposal to approve the issuance by Parent, after giving effect to the merger and arrangement contemplated by the Merger Agreement, of Parent Shares upon the conversion of convertible notes at a conversion price equal to a 32.5% premium to the Equity Price to be determined immediately prior to the date of closing of the merger contemplated by the Merger Agreement (the “Merger”), which, together with the issuance by Parent of Parent Shares in exchange for Tribute Shares in the Equity Financing, equals 20% or more of the Parent Shares or 20% or more of the voting power outstanding before such issuance by Parent (the “Debt Financing”).

4.              A proposal to approve, on a non-binding advisory basis, certain compensatory arrangements between Pozen and its named executive officers relating to the Merger.

5.              A proposal to approve the Aralez Pharmaceuticals Inc. 2016 Long-Term Incentive Plan.

At the close of business on December 23, 2015, the record date for the determination of stockholders entitled to vote at the Special Meeting, there were 32,765,541 shares of Pozen Common Stock outstanding and entitled to vote at the Special Meeting. The holders of 21,369,086 shares of Pozen Common Stock were represented in person or by proxy at the Special Meeting, constituting a quorum.

At the Special Meeting, all proposals submitted to the stockholders of Pozen were approved.

The results of the stockholder votes with respect to each of the proposals described above is as follows:

Proposal 1.  Adoption of the Merger Agreement and approval of the Transactions.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,909,537	427,176	32,373	—

Proposal 2.  Approval of the Equity Financing.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,606,896	3,730,817	31,373	—

Proposal 3.  Approval of the Debt Financing.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,741,053	593,760	34,273	—

Proposal 4.  Advisory vote to approve certain compensatory arrangements between Pozen and its named executive officers relating to the Merger:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,368,598	4,802,223	198,265	—

Proposal 5.  Approval of the Aralez Pharmaceuticals Inc. 2016 Long-Term Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,221,717	3,938,702	208,667	—

Item 9.01       Financial Statements and Exhibits

(d)   Exhibits.

99.1 Press Release issued by POZEN Inc. on February 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2016	POZEN INC.

	By:	/s/ Scott Charles
Scott Charles
Chief Financial Officer